  Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE Hires Shri Parikh as President for Global Healthcare Division

SUWANEE, GA, JUNE 4, 2018 - SANUWAVE Health, Inc. (OTCQB: SNWV) is excited to announce that Shri Parikh has joined SANUWAVE Health effective May 31, 2018 as President of our Healthcare division. Shri most recently joins us from Molnlycke Health Care where he held the title of Vice President, Sales and Marketing. Prior to Molnlycke, Shri was the Director of National Accounts at Stryker, a leading medical technology company with products and services in Orthopaedics, Medical and Surgical Equipment, and Neurotechnology and Spine. Shri began his career in sales at Bristol-Myers Squibb and held various roles with increasing sales, marketing and corporate accounts responsibility at Guidant and St. Jude Medical before joining Stryker.

“We are thrilled that Shri chose to join the SANUWAVE family. His leadership, ethics and commercialization expertise will further spearhead the design of a carefully thought out go-to market strategy among other growth management initiatives as we continue to develop partnerships around the globe,” said Chief Executive Officer, Kevin Richardson who further stated, “We enthusiastically look forward to returning more value to our shareholders under Shri’s direction.”

President, Shri Parikh also commented, stating, “I am honored to join the SANUWAVE team and excited about our future. SANUWAVE’s unparalleled innovative technology and clinical evidence has far reaching implications benefiting patients suffering from diabetic foot ulcers and beyond. I look forward to working with the talented team at SANUWAVE to deliver sustainable capabilities and scale to support our global growth and commercialization plans, while taking all the necessary steps to enhance value for all shareholders.”
Shri was born and raised in Charlotte, NC. He holds a Bachelor of Arts degree in Medical Ethics and Economics from Davison College, a Master of Business Administration from Jacksonville University and an Advanced Management Program degree from the University of Chicago.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (OTCQB:SNWV) (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating System for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE® technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is US FDA cleared for the treatment of Diabetic Foot Ulcers.  The dermaPACE® System is also CE Marked throughout Europe and has license approval for the treatment of the skin and subcutaneous soft tissue in Canada, South Korea, Australia and New Zealand. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® System, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron®, Evotron® and orthoPACE® Systems in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845
cwynne@mparkcm.com

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
978-922-2447
investorrelations@sanuwave.com

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